CONSULTING SERVICES AGREEMENT

This Agreement is made and entered into this 20 day of February, 2007 ("Effective Date"), by and between **Justice Systems**, Inc., a New Mexico corporation having a principal place of business at 4600 McLeod NE, Albuquerque, New Mexico ("**Justice Systems**"), a **Premier** Data Services, Inc., a Delaware corporation, having its principal place of business at 8310 S. Valley Highway, Ste. 220, Englewood, Colorado 80112 ("**Premier**").

1. Engagement of Services. **Justice Systems** hereby retains **Premier** to provide consulting services with respect to **Equal Justice** which has been simultaneously herewith conveyed between the parties by separate agreement. Consulting services (the "Services") shall mean and include, telephonic and/or email communications related to any **Equal Justice** issues as may arise during the term of this Agreement; any current **Equal Justice** client related issues ; and, prospective client opportunities as they relate to **Equal Justice.** It is understood that these services will be provided by **Richard Souders,** in behalf of **Premier**.

2. Compensation; Timing. **Justice Systems** will pay **Premier** a total of SIXTY FIVE THOUSAND ($65,000) DOLLARS for the year 2007, said amount to be paid in advance on or before February 28, 2007.

In addition, **Justice Systems** shall pay to **Premier** a thirty (30%) percent sales commission on the initial license fee of any new contract for the installation of **Equal Justice** court case management software in which **Premier** has played a significant role in obtaining a sale subsequent to the execution of the Purchase Agreement. Such commission shall only be paid when the parties have agreed upon in advance that the participation of Richard Souders in the transaction has been or will be "significant".

3. Independent Contractor Relationship. **Premier**'s relationship with **Justice Systems** is that of an independent contractor, and nothing in this Agreement is intended to, or should be construed to, create a partnership, agency, joint venture or employment relationship. **Premier** will not be entitled to any of the benefits which **Justice Systems** may make available to its employees, including, but not limited to, group health or life insurance, profit-sharing or retirement benefits or participation in any benefit related program. **Premier** is not authorized to make any representation, contract or commitment on behalf of **Justice Systems**. **Premier** is solely responsible for, and will file, on a timely basis, all tax returns and payments required to be filed with, or made to, any federal, state or local tax authority with respect to the performance of services and receipt of fees under this Agreement. **Premier** is solely responsible for, and must maintain adequate records of, expenses incurred in the course of performing services under this Agreement . No part of **Premier's** compensation will be subject to withholding by **Justice Systems** for the payment of any social security, federal, state or any other employee payroll taxes.

4. Intellectual Property Rights.

4.1 Disclosure and Assignment of Innovations.

(a) Innovations. "Innovations" includes processes, compositions of matter, improvements, inventions (whether or not protectable under patent and copyright laws), works of

authorship, information fixed in any tangible medium of expression (whether or not protectable under copyright laws), moral rights, mask works, trademarks, trade names, trade dress, trade secrets, know-how, ideas (whether or not protectable under trade secret laws), and all other subject matter protectable under patent, copyright, moral right, mask work, trademark, trade secret or other laws, and includes without limitation all new or useful art, combinations, discoveries, formulae, manufacturing techniques, technical developments, discoveries, artwork, software, and designs. "Innovations" include anything that **Premier**, solely or jointly with others, conceives, reduces to practice, creates, derives, develops or makes within the scope of **Premier's** work for **Justice Systems** under this Agreement.

(b) Disclosure and Ownership of Innovations. **Justice Systems** agrees to make and maintain adequate and current records of all **Justice Systems'** Innovations, which records shall be and remain the property of **Justice Systems**. **Premier** hereby does and will assign to **Justice Systems** or **Justice Systems**' designee **Premier's** entire worldwide right, title and interest in and to all **Justice Systems'** Innovations and all associated records and intellectual property rights.

(c) Assistance. **Premier** agrees to execute upon **Justice Systems**' request a signed transfer of **Justice Systems**' Innovations to **Justice Systems** as reasonably requested by **Justice Systems**, including but not limited to computer programs, notes, sketches, drawings and reports prepared as part of this consulting engagement. **Premier** agrees to assist **Justice Systems** in any reasonable manner to obtain, perfect and enforce, for **Justice Systems**' benefit, **Justice Systems'** rights, title and interest in any and all countries, in and to all patents, copyrights, moral rights, mask works, trade secrets, and other property rights in each of the **Justice Systems'** Innovations. **Premier** agrees to execute, when requested, for each of the **Justice Systems**' Innovations (including derivative works, improvements, renewals, extensions, continuations, divisionals, continuations in part, or continuing patent applications thereof), (i) patent, copyright, mask work or similar applications related to such **Justice Systems'** Innovations, (ii) documentation (including without limitation assignments) to permit **Justice Systems** to obtain, perfect and enforce **Justice Systems**' right, title and interest in and to such **Justice Systems'** Innovations, and (iii) any other lawful documents deemed necessary by **Justice Systems** to carry out the purpose of this Agreement. In the event that **Justice Systems** is unable for any reason to secure **Premier's** signature to any document **Premier** is required to execute under this Paragraph 4.1(c) ("Assistance"), **Premier** hereby irrevocably designates and appoints **Justice Systems** and **Justice Systems'** duly authorized officers and agents as **Premier's** agents and attorneys-in-fact to act for and in **Premier's** behalf and instead of **Premier**, to execute such document with the same legal force and effect as if executed by **Premier**.

4.2 Confidential Information.

(a) Definition of Confidential Information. "Confidential Information" as used in this Agreement shall mean any and all technical and non-technical information including patent, copyright, trade secret, and proprietary information, techniques, sketches, drawings, models, inventions, know-how, processes, apparatus, equipment, algorithms, software programs, software source documents, and formulae related to the current, future and proposed products and services of **Justice Systems**, **Justice Systems**' suppliers and customers, and includes, without limitation, **Justice Systems** Innovations, **Justice Systems** Property, and **Justice Systems**' information concerning research, experimental work, development, design details and specifications, engineering, financial information, procurement requirements, purchasing

manufacturing, customer lists, business forecasts, sales and merchandising and marketing plans and information.

(b) Nondisclosure and Nonuse Obligations. Except as permitted in this paragraph, **Premier** shall neither use nor disclose the Confidential Information. **Premier** may use the Confidential Information solely to perform services hereunder for the benefit of **Justice Systems**. **Premier** agrees that **Premier** shall treat all Confidential Information of **Justice Systems** with the same degree of care as **Premier** accords to **Premier**'s own Confidential Information, but in no case less than reasonable care. **Premier** agrees not to communicate any information to **Justice Systems** in violation of the proprietary rights of any third party. **Premier** will immediately give notice to **Justice Systems** of any unauthorized use or disclosure of the Confidential Information. **Premier** agrees to assist **Justice Systems** in remedying any such unauthorized use or disclosure of the Confidential Information.

(c) Exclusions from Nondisclosure and Nonuse Obligations. **Premier**'s obligations under Paragraph 4.2(b) ("Nondisclosure and Nonuse Obligations") with respect to any portion of the Confidential Information shall not apply to any such portion which **Premier** can demonstrate, (a) was, through no fault of **Premier**, in the public domain at the time such portion was communicated to **Premier** by **Justice Systems**; (b) was rightfully in **Premier**'s possession free of any obligation of confidence at the time such portion was communicated to **Premier** by **Justice Systems**; or (c) was developed by **Premier** independently of and without reference to any information communicated to **Premier** by **Justice Systems**. A disclosure of Confidential Information by **Premier**, either (a) in response to a valid order by a court or other governmental body, (b) otherwise required by law, or (c) necessary to establish the rights of either party under this Agreement, shall not be considered to be a breach of this Agreement or a waiver of confidentiality for other purposes; provided, however, that **Premier** shall provide prompt prior written notice thereof to **Justice Systems** to enable **Justice Systems** to seek a protective order or otherwise prevent such disclosure. Nothing in this Agreement shall be interpreted or construed as granting a license to **Premier** under **Justice Systems**' patents, copyrights or trademarks, except as necessary to carry out project assignment(s) authorized hereunder.

4.3 Ownership and Return of **Justice Systems** Property. All materials (including, without limitation, documents, drawings, models, apparatus, sketches, designs, lists, and all other tangible media of expression) furnished to **Premier** by **Justice Systems**, whether delivered to **Premier** by **Justice Systems** or made by **Premier** in the performance of services under this Agreement (collectively, the "**Justice Systems** Property") are the sole and exclusive property of **Justice Systems** or **Justice Systems**' suppliers or customers, and **Premier** hereby does and will assign to **Justice Systems** all rights, title and interest **Premier** may have or acquire in the **Justice Systems** Property. **Premier** agrees to keep all **Justice Systems** Property at **Premier**'s premises unless otherwise permitted in writing by **Justice Systems**. At **Justice Systems**' request and no later than seven (7) days after such request, **Premier** shall destroy or deliver to **Justice Systems**, at **Justice Systems**' option, (a) all **Justice Systems** Property, (b) all tangible media of expression in **Premier**'s possession or control which incorporate or in which are fixed any Confidential Information, and (c) written certification of **Premier**'s compliance with **Premier**'s obligations under this sentence.

5. No Conflict of Interest. During the term of this Agreement, **Premier** will not accept work, enter into a contract, or accept an obligation, inconsistent or incompatible with **Premier**'s

obligations, or the scope of Services rendered for **Justice Systems**, under this Agreement. **Premier** warrants that, to the best of **Premier**'s knowledge, there is no other contract or duty on **Premier**'s part which conflicts with or is inconsistent with this Agreement. **Premier** agrees to indemnify **Justice Systems** from any and all loss or liability incurred by reason of the alleged breach by **Premier** of any obligation owed by **Premier** to any third party.

6. Term and Termination.

6.1 Term. This Agreement is effective as of the Effective Date set forth above and will have initial term of six (6) months from March 1, 2007 through ~~December~~ AUGUST 31, 2007, subject to renewal for additional periods upon mutual agreement of the **Justice Systems** and **Premier**.

6.2 Termination. Either party may terminate this Agreement fifteen (15) days after the delivery to the other party of written notice of a material breach of any other provision or obligation owed by offending party under this Agreement which is not cured within such fifteen (15) day period. No amounts paid hereunder pursuant to paragraph "Compensation: timing" shall be refunded by reason of early termination.

7. Survival. The definitions contained in this Agreement and the rights and obligations contained in Sections 4.1, 4.2 and 4.3 (Intellectual Property Rights), 7 ("Survival") and 8 ("General Provisions") will survive any termination or expiration of this Agreement.

8. General Provisions.

8.1 Successors and Assigns. **Premier** may not subcontract or otherwise delegate **Premier**'s obligations under this Agreement without **Justice Systems**' prior written consent. Subject to the foregoing, this Agreement will be for the benefit of **Justice Systems**' successors and assigns, and will be binding on **Premier**'s assignees.

8.2 Notices. Any notice required or permitted by this Agreement shall be in writing and shall be delivered as follows, with notice deemed given as indicated: (a) by personal delivery, when delivered personally; (b) by overnight courier, upon written verification of receipt; (c) by telecopy or facsimile transmission, upon acknowledgment of receipt of electronic transmission; or (d) by certified or registered mail, return receipt requested, upon verification of receipt. Notice shall be sent to the addresses set forth above or to such other address as either party may specify in writing.

8.3 Governing Law. This Agreement shall be governed in all respects by the laws of the United States of America and by the laws of the State of New Mexico, as such laws are applied to agreements entered into and to be performed entirely within New Mexico between New Mexico residents. Each of the parties irrevocably consents to the exclusive personal jurisdiction of the federal and state courts located in the State of New Mexico, as applicable, for any action brought to enforce the terms of this Agreement, except that in actions seeking to enforce any order or any judgment of such federal or state courts may be brought in Maryland, and such personal jurisdiction shall be nonexclusive.

8.4 Severability. If any provision of this Agreement is held by a court of law to be illegal, invalid or unenforceable, (i) that provision shall be deemed amended to achieve as nearly

as possible the same economic effect as the original provision, and (ii) the legality, validity and enforceability of the remaining provisions of this Agreement shall not be affected or impaired thereby.

8.5 Waiver; Amendment; Modification. No term or provision hereof will be considered waived by **Justice Systems**, and no breach excused by **Justice Systems**, unless such waiver or consent is in writing signed by **Justice Systems**. The waiver by **Justice Systems** of, or consent by **Justice Systems** to, a breach of any provision of this Agreement by **Premier**, shall not operate or be construed as a waiver of, consent to, or excuse of any other or subsequent breach by **Premier**. This Agreement may be amended or modified only by mutual agreement of authorized representatives of the parties in writing.

8.6 Injunctive Relief for Breach. **Premier's** obligations under Section 4 of this Agreement are of a unique character that gives them particular value. **Premier's** breach of any of such obligations will result in irreparable and continuing damage to **Justice Systems** for which there will be no adequate remedy at law; and, in the event of such breach, **Justice Systems** will be entitled to seek injunctive relief and/or a decree for specific performance, and such other and further relief as may be proper (including monetary damages if appropriate).

8.7 Entire Agreement; Prior Employment Agreement. This Agreement constitutes the entire agreement between the parties relating to this subject matter and supersedes all prior or contemporaneous oral or written agreements concerning such subject matter. The terms of this Agreement will govern all services undertaken by **Premier** for **Justice Systems** after the Effective Date. **Justice Systems** and **Premier** agree that this Agreement supercedes and replaces the Letter of Intent between the parties dated December 27, 2006 which is hereby terminated and cancelled such that there is no break in service. This agreement expressly does not supercede the Purchase Agreement dated February 20, 2007.

IN WITNESS WHEREOF, the parties have executed this Agreement as of the date first written above.

Justice Systems, Inc.	**Premier Data, Inc**
By: [signature]	By: [signature]
Ernie L. Sego, President/CEO	Richard Souders, President